POWER OF ATTORNEY

I hereby constitute and appoint each of Lisa G.

Mrozek, Catherine D. Brennan and Anne Kochevar, signing singly, my true and lawful attorney-in-fact to:

(1)	execute for and on my behalf,
with
respect to any registered investment company for which Western Asset

Management Company [or Western Asset Management Company Limited] serves as investment adviser within the meaning of the Investment Company Act of

1940, as amended (each a "Fund"), Forms 3, 4 and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder ("Section 16") and/or Section 30(h) of the Investment

Company Act of 1940, as amended, and the rules thereunder ("Section

30(h)");

(2)	do and perform any and all acts for and on my behalf
that
may be necessary or desirable to complete and execute any such Form
3, 4 or
5 and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and


(3)	take
any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to
each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution, resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Fund assuming, any of my responsibilities to comply with Section 16 and/or Section 30(h).

This
Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in Fund securities, unless I earlier revoke it in a signed writing delivered to the attorneys-in-fact.


IN WITNESS WHEREOF, I have
caused this Power of Attorney to be
executed as of this ____ day of
February, 2004.


________________________________
Signature




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